EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Nuvera Fuel Cells, Inc. (a development stage company) on Form S-1 of our report dated November 3, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Nuvera Fuel Cells, Inc. as a development stage enterprise) appearing in the prospectus, which is a part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

November 3, 2000
Boston, Massachusetts